Exhibit 99.(h)(6)

JOINDER ANDAMENDMENT TO

AMENDED AND RESTATED FUND SERVICES AGREEMENT

This Joinder and Amendment (the “Amendment”) to the Amended and Restated Fund Services Agreement, dated September 9, 2020, as amended or supplemented as of the date hereof (the “Principal Agreement”), among each entity managed by First Eagle Investment Management, LLC, that is set forth on Exhibit A to the Principal Agreement (each, a “Fund” or “Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), is entered into among each of the aforementioned parties and the New Funds (defined below), and is effective as of, as of September 1, 2022 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain fund administration and other associated services described therein; and

WHEREAS, the parties now wish to modify the Initial Term of the Principal Agreement; and

WHEREAS, the parties now further wish to update the Exhibit A to add First Eagle Global Opportunities Fund and First Eagle Global Opportunities Fund, Ltd. (each, a “New Fund” or “New Customer”; collectively, the “New Funds” or “New Customers”) as a party to the Principal Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Exhibit A to the Principal Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(B)	The New Fund or New Customer shall be added as a party to the Principal Agreement, effective as of the Effective Date, and all references to “Fund” or “Customer” in the Principal Agreement shall include references to the New Fund or New Customer.

(C)	Section 7.1 to the Principal Agreement is hereby deleted in its entirety and replaced with the following as Section 7.1:

“The initial term of this Agreement shall be for a period of seven (7) years commencing on September 1, 2022 (the “Initial Term”). Following the Initial Term, the Customer may terminate this Agreement by giving not less than ninety (90) days’ prior written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ prior written notice to the Customer.”
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(D)	Section 7.2(a) to the Principal Agreement is hereby deleted in its entirety and replaced with the following as Section 7.2(a):

“In the event of the termination of the Custody Agreement between J.P. Morgan and the Customer, J.P. Morgan may terminate this Agreement in whole or in part and cease to provide the Services simultaneously with the transition of the assets of the Customer to a successor custodian.”

(E)	Section 7.2 to the Principal Agreement is hereby amended with the addition of the following as Section 7.2(c):

“Notwithstanding Section 7.2(a) and Section 7.2(b), the Customer may terminate the Agreement at any time during the Initial Term with no less than ninety (90) days’ prior written notice upon the occurrence of (i) performance issues determined by the Customer as required to be reported to the Board of Trustees of the Funds (the “Board”) for at least four quarters within a six consecutive quarter period, and (ii) each such issue not having been cured by J.P. Morgan within one-hundred twenty (120) days ,after J.P. Morgan was given written notice of such issue.”

(F)	Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement among the parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

5.	Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

6.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflict of laws principles.

[ Signature Pages to Follow ]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A		FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.		FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE US VALUE CAYMAN FUND, LTD.		FIRST EAGLE GOLD CAYMAN FUND LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE CREDIT OPPORTUNITIES FUND		FIRST EAGLE GLOBAL REAL ASSETS CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE GLOBAL OPPORTUNITIES FUND		FIRST EAGLE GLOBAL OPPORTUNITIES FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

[ Bank signature page follows ]

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory Cook
Name:	Gregory Cook
Title:	Executive Director
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EXHIBIT A

List of Entities

First Eagle Funds

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Value Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund

First Eagle High Income Fund

First Eagle Fund of America

First Eagle Small Cap Opportunity Fund

First Eagle Global Real Assets Fund

First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Variable Funds

First Eagle Overseas Variable Fund

First Eagle Global Cayman Fund, Ltd.

First Eagle Overseas Cayman Fund, Ltd.

First Eagle US Value Cayman Fund, Ltd.

First Eagle Gold Cayman Fund Ltd.

First Eagle Credit Opportunities Fund

First Eagle Global Real Assets Cayman Fund, Ltd.

First Eagle Global Opportunities Fund

First Eagle Global Opportunities Fund, Ltd.

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